Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 16, 2011, is entered into by and among WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, formerly known as Wells Fargo Foothill, LLC, as the administrative agent (in such capacity, “Agent”) for the Lenders (as defined below), the Lenders, STANADYNE INTERMEDIATE HOLDING CORP., a Delaware corporation (“Parent”), and STANADYNE CORPORATION, a Delaware corporation (“Borrower”).

RECITALS

A. Borrower, Parent, the lenders party thereto from time to time (the “Lenders”) and Agent have previously entered into that certain Credit Agreement dated as of August 13, 2009 (as the same may be modified, supplemented or amended from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Credit Agreement.

B. Borrower has requested that Agent and the Lenders amend the Credit Agreement which Agent and the Lenders are willing to do pursuant to the terms and conditions set forth herein.

C. Borrower and Parent are entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Agent’s or any Lender’s rights or remedies as set forth in the Credit Agreement are being waived or modified by the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendments to Credit Agreement.

(a) The following definitions are hereby added to Schedule 1.1 of the Credit Agreement in their proper alphabetical order:

“‘Guaranteed Advances’ has the meaning specified therefor in Section 2.2(a) of the Agreement.”

“‘Guaranteed Availability’ means, as of any date of determination, the amount that Borrower is entitled to borrow as Guaranteed Advances under Section 2.2 of the Agreement (after giving effect to all then outstanding Obligations).”

“‘Guaranteed Revolver Commitment’ means, with respect to each Lender, its Guaranteed Revolver Commitment, and, with respect to all Lenders, their Guaranteed Revolver Commitments, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.”

“‘Maximum Guaranteed Revolver Amount’ means $20,833,333.33.”

“‘Sponsor Guaranties’ means those certain limited continuing guaranties executed and delivered by each Sponsor Guarantor (and each general partner of each Sponsor Guarantor, other than The Hamilton Lane Private Equity Fund V L.P.), in each case, in favor of Agent, for the benefit of the Lender Group, each in form and substance satisfactory to Agent, and “Sponsor Guaranty” means any one of them.”

“‘Sponsor Guarantors’ means Kohlberg Partners IV, L.P., Kohlberg Investors IV, L.P., Kohlberg TE Investors IV, L.P., Kohlberg Offshore Investors IV, L.P., and The Hamilton Lane Private Equity Fund V L.P., and “Sponsor Guarantor” means any one of them.”

(b) The definition of “Base Rate Loan” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Base Rate Loan’ means each portion of the Advances or Guaranteed Advances that bears interest at a rate determined by reference to the Base Rate.”

(c) The definition of “Base Rate Margin” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Base Rate Margin’ means, as of any date of determination, (a) with respect to any portion of the outstanding Guaranteed Advances on such date that is a Base Rate Loan, 1.00 percentage point, and (b) with respect to any portion of the outstanding Advances on such date that is a Base Rate Loan, the applicable margin set forth in the following table that corresponds to the most recent Average Excess Availability calculation delivered to Agent pursuant to Section 5.1 of the Agreement (the “Average Excess Availability Calculation”); provided, however, that for the period from the Closing Date through the date Agent receives the Average Excess Availability Calculation in respect of the testing period ending September 30, 2009, the Base Rate Margin for such outstanding Advances shall be at the margin in the row styled “Level III”:

Level	Borrower’s Average Excess Availability	Base Rate Margin
I	Less than $8,500,000	1.75 percentage points
II	Greater than or equal to $8,500,000 but less than $11,000,000	1.50 percentage points
III	Greater than or equal to $11,000,000	1.25 percentage points

Except as set forth in the foregoing proviso, the Base Rate Margin for Advances shall be based upon the most recent Average Excess Availability Calculation, which will be calculated as of the end of each fiscal quarter. The Base Rate Margin for Advances shall be re-determined quarterly on the first day of the month following the date of delivery to Agent of the certified Average Excess Availability Calculation pursuant to Section 5.1 of the Agreement; provided, however, that if Borrower fails to provide such certification when such certification is due, the Base Rate Margin for Advances shall be set at the margin in the row styled “Level I” as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the Base Rate Margin for Advances shall be set at the margin based upon the calculations disclosed by such certification). In the event that the information regarding the Average Excess Availability Calculation contained in any certificate delivered pursuant to Section 5.1 of the Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Base Rate Margin for Advances for any period (a “Base Rate Period”) than the Base Rate Margin for Advances actually applied for such Base Rate Period, then (i) Borrower shall immediately deliver to Agent a correct certificate for such Base Rate Period, (ii) the Base Rate Margin for Advances shall be determined as if the correct Base Rate Margin (as set forth in the table above) were applicable for such Base Rate Period, and (iii) Borrower shall immediately deliver to Agent full payment in respect of the accrued additional interest as a result of such increased Base Rate Margin for such Base Rate Period, which payment shall be promptly applied by Agent to the affected Obligations; provided, that Borrower’s obligations pursuant to this sentence shall not survive payment in full of the Obligations and termination of this Agreement.”

(d) The definition of “Borrowing” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Borrowing’ means a borrowing hereunder consisting of Advances or Guaranteed Advances made on the same day by the Lenders (or Agent on behalf thereof), or by Swing Lender in the case of a Swing Loan, or by Agent in the case of a Protective Advance.”

(e) The definition of “Commitment” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Commitment’ means, with respect to each Lender, its Revolver Commitment or its Guaranteed Revolver Commitment, as the context requires, and, with respect to all Lenders, their Revolver Commitments or their Guaranteed Revolver Commitments, as the context requires, in each case as such Dollar amounts are set forth beside such Lender’s name under the applicable heading on Schedule C-1 or in the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of Section 13.1 of the Agreement.”

(f) The definition of “Defaulting Lender” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Defaulting Lender’ means any Lender that fails to make any Advance, Guaranteed Advance, or other extension of credit that it is required to make hereunder on the date that it is required to do so hereunder.”

(g) The definition of “LIBOR Rate Loan” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘LIBOR Rate Loan’ means each portion of an Advance or Guaranteed Advances that bears interest at a rate determined by reference to the LIBOR Rate.”

(h) The definition of “LIBOR Rate Margin” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘LIBOR Rate Margin” means, as of any date of determination (a) with respect to any portion of the outstanding Guaranteed Advances on such date that is a LIBOR Rate Loan, 2.00 percentage points, and (b) with respect to any portion of the outstanding Advances on such date that is a LIBOR Rate Loan, the applicable margin set forth in the following table that corresponds to the most recent Average Excess Availability calculation delivered to Agent pursuant to Section 5.1 of the Agreement (the “Average Excess Availability Calculation”); provided, however, that for the period from the Closing Date through the date Agent receives the Average Excess Availability Calculation in respect of the testing period ending September 30, 2009, the LIBOR Rate Margin for Advances shall be at the margin in the row styled “Level III”:

Level	Borrower’s Average Excess Availability	LIBOR Rate Margin
I	Less than $8,500,000	2.75 percentage points
II	Greater than or equal to $8,500,000 but less than $11,000,000	2.50 percentage points
III	Greater than or equal to $11,000,000	2.25 percentage points

Except as set forth in the foregoing proviso, the LIBOR Rate Margin for Advances shall be based upon the most recent Average Excess Availability Calculation, which will be calculated as of the end of each fiscal quarter. The LIBOR Rate Margin for Advances shall be re-determined quarterly on the first day of the month following the date of delivery to Agent of the certified Average Excess Availability Calculation pursuant to Section 5.1 of the Agreement; provided, however, that if Borrower fails to provide such certification when such certification is due, the LIBOR Rate Margin for Advances shall be set at the margin in the row styled “Level I” as of the first day of the month following the date on which the certification was required to be delivered until the date on which such certification is delivered (on which date (but not retroactively), without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such certification, the LIBOR Rate Margin for Advances shall be set at the margin based upon the calculations disclosed by such certification). In the event that the information regarding the Average Excess Availability Calculation contained in any certificate delivered pursuant to Section 5.1 of the Agreement is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher LIBOR Rate Margin for Advances for any period (a “LIBOR Rate Period”) than the LIBOR Rate Margin for Advances actually applied for such LIBOR Rate Period, then (i) Borrower shall immediately deliver to Agent a correct certificate for such LIBOR Rate Period, (ii) the LIBOR Rate Margin for Advances shall be determined as if the correct LIBOR Rate Margin (as set forth in the table above) were applicable for such LIBOR Rate Period, and (iii) Borrower shall immediately deliver to Agent full payment in respect of the accrued additional interest as a result of such increased LIBOR Rate Margin for such LIBOR Rate Period, which payment shall be promptly applied by Agent to the affected Obligations; provided, that Borrower’s obligations pursuant to this sentence shall not survive payment in full of the Obligations and termination of this Agreement.”

(i) The definition of “Loan Documents” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Loan Documents’ means the Agreement, the Bank Product Agreements, any Borrowing Base Certificate, the Controlled Account Agreements, the Control Agreements, the Copyright Security Agreement, the Fee Letter, the Guaranty, the Intercompany Subordination Agreement, the Letters of Credit, the Mortgages, the Patent Security Agreement, the Security Agreement, each Sponsor Guaranty, the Trademark Security Agreement, any note or notes executed by Borrower in connection with the Agreement and payable to any member of the Lender Group, any letter of credit application entered into by Borrower in connection with the Agreement, and any other agreement entered into, now or in the future, by Parent or any of its Subsidiaries and any member of the Lender Group in connection with the Agreement.”

(j) The definition of “Obligations” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Obligations’ means (a) all loans, Advances, Guaranteed Advances, debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), contingent reimbursement or indemnification obligations with respect to Reimbursement or with respect to Letters of Credit, premiums, liabilities (including all amounts charged to the Loan Account pursuant to the Agreement), obligations (including indemnification obligations), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, covenants, and duties of any kind and description owing by Borrower to the Lender Group pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that Borrower is required to pay or reimburse by the Loan Documents or by law or otherwise in connection with the Loan Documents, and (b) all Bank Product Obligations. Any reference in the Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.”

(k) The definition of “Pro Rata Share” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Pro Rata Share’ means, as of any date of determination:

(a) with respect to a Lender’s obligation to make Advances and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances by (z) the outstanding principal amount of all Advances,

(b) with respect to a Lender’s obligation to participate in Letters of Credit and Reimbursement Undertakings, to reimburse the Issuing Lender, and right to receive payments of fees with respect thereto, (i) prior to the Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Revolver Commitment, by (z) the aggregate Revolver Commitments of all Lenders, and (ii) from and after the time that the Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances by (z) the outstanding principal amount of all Advances;

provided, however, that if all of the Advances have been repaid in full and Letters of Credit remain outstanding, Pro Rata Share under this clause shall be determined based upon subclause (i) of this clause as if the Revolver Commitments had not been terminated or reduced to zero and based upon the Revolver Commitments as they existed immediately prior to their termination or reduction to zero,

(c) with respect to a Lender’s obligation to make Guaranteed Advances and right to receive payments of principal, interest, fees, costs, and expenses with respect thereto, (i) prior to the Guaranteed Revolver Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Guaranteed Revolver Commitment, by (z) the aggregate Guaranteed Revolver Commitments of all Lenders, and (ii) from and after the time that the Guaranteed Revolver Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Guaranteed Advances by (z) the outstanding principal amount of all Guaranteed Advances, and

(d) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 15.7 of the Agreement), (i) prior to the Commitments being terminated or reduced to zero, the percentage obtained by dividing (y) such Lender’s Commitment, by (z) the aggregate amount of Commitments of all Lenders, and (ii) from and after the time that the Commitments have been terminated or reduced to zero, the percentage obtained by dividing (y) the outstanding principal amount of such Lender’s Advances and Guaranteed Advances, by (z) the outstanding principal amount of all Advances and Guaranteed Advances; provided, however, that if all of the Advances have been repaid in full and Letters of Credit remain outstanding, Pro Rata Share under this clause shall be the percentage obtained by dividing (A) such Lender’s Revolver Commitment (determined as if such Revolving Commitment had not been terminated or reduced to zero and based upon the Revolver Commitment as it existing immediately prior to its termination or reduction to zero) plus the outstanding principal amount of such Lender’s Guaranteed Advances, by (B) the aggregate Revolver Commitments of all Lenders (determined as if the Revolver Commitments had not been terminated or reduced to zero and based upon the Revolver Commitments as they existed immediately prior to their termination or reduction to zero) plus the outstanding principal amount of all Guaranteed Advances.”

(l) The definition of “Required Lenders” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘Required Lenders’ means, at any time, Lenders whose aggregate Pro Rata Shares (calculated under clause (d) of the definition of Pro Rata Shares) exceed 50%; provided, however, that at any time there are 2 or more Lenders, “Required Lenders” must include at least 2 Lenders.”

(m) The definition of “WFF” set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“‘WFF’ means Wells Fargo Capital Finance, LLC, a Delaware limited liability company, formerly known as Wells Fargo Foothill, LLC.”

(n) Section 2.2 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“2.2 Guaranteed Advances.

(a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, each Lender with a Guaranteed Revolver Commitment agrees (severally, not jointly or jointly and severally) to make advances (“Guaranteed Advances”) to Borrower in an amount at any one time outstanding not to exceed such Lender’s Pro Rata Share of an amount equal to the Maximum Guaranteed Revolver Amount.

(b) Amounts borrowed pursuant to this Section 2.2 may be repaid (but subject to Section 2.4(d)) and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement. The outstanding principal amount of the Guaranteed Advances, together with interest accrued thereon, shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.”

(o) The following sentence is hereby added after the last sentence of Section 2.3(a) of the Credit Agreement as follows:

“Each Borrowing of Guaranteed Advances shall be (unless waived by Agent) in a minimum amount of $2,500,000 and increments of $500,000 in excess thereof (unless such Borrowing is for the entire Guaranteed Availability).”

(p) Section 2.3(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) Making of Loans.

(i) In the event that Swing Lender is not obligated to make a Swing Loan, then promptly after receipt of a request for a Borrowing pursuant to Section 2.3(a), Agent shall notify the Lenders, not later than 4:00 p.m. (Massachusetts time) on the Business Day immediately preceding the Funding Date applicable thereto, by telecopy, telephone, or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender’s Pro Rata Share of the requested Borrowing available to Agent in immediately available funds, to Agent’s Account, not later than 1:00 p.m. (Massachusetts time) on the Funding Date applicable thereto. After Agent’s receipt of the proceeds of such Advances or Guaranteed Advances, as applicable, Agent shall make the proceeds thereof available to Borrower on the applicable Funding Date by transferring immediately available funds equal to such proceeds received by Agent to the Designated Account; provided, however, that, subject to the provisions of Section 2.3(d)(ii), Agent shall not request any Lender to make, and no Lender shall have the obligation to make, any Advance or Guaranteed Advance if (1) one or more of the applicable conditions precedent set forth in Section 3 will not be satisfied on the requested Funding Date for the applicable Borrowing unless such condition has been waived, or (2) the requested Borrowing would exceed the Availability or Guaranteed Availability, as applicable, on such Funding Date.

(ii) Unless Agent receives notice from a Lender prior to 12:00 p.m. (Massachusetts time) on the date of a Borrowing, that such Lender will not make available as and when required hereunder to Agent for the account of Borrower the amount of that Lender’s Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount available to Agent in immediately available funds on the Funding Date and

Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If any Lender shall not have made its full amount available to Agent in immediately available funds and if Agent in such circumstances has made available to Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to Agent, together with interest at the Defaulting Lender Rate for each day during such period. A notice submitted by Agent to any Lender with respect to amounts owing under this Section 2.3(c)(ii) shall be conclusive, absent manifest error. If such amount is so made available, such payment to Agent shall constitute such Lender’s Advance or Guaranteed Advance, as applicable, on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to Agent on the Business Day following the Funding Date, Agent will notify Borrower of such failure to fund and, upon demand by Agent, Borrower shall pay such amount to Agent for Agent’s account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances or Guaranteed Advances composing such Borrowing. The failure of any Lender to make any Advance or Guaranteed Advance on any Funding Date shall not relieve any other Lender of any obligation hereunder to make an Advance or Guaranteed Advance on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Advance or Guaranteed Advance to be made by such other Lender on any Funding Date.

(iii) Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to Agent for the Defaulting Lender’s benefit, and, in the absence of such transfer to the Defaulting Lender, Agent shall transfer any such payments to each other non-Defaulting Lender member of the Lender Group ratably in accordance with their Commitments (but only to the extent that such Defaulting Lender’s Advance or Guaranteed Advance, as applicable, was funded by the other members of the Lender Group) or, if so directed by Borrower and if no Default or Event of Default has occurred and is continuing (and to the extent such Defaulting Lender’s Advance was not funded by the Lender Group), retain same to be re-advanced to Borrower as if such Defaulting Lender had made Advances or Guaranteed Advances, as applicable, to Borrower. Subject to the foregoing, Agent may hold and, in its Permitted Discretion, re-lend to Borrower for the account of such Defaulting Lender the amount of all such payments received and retained by Agent for the account of such Defaulting Lender. Solely for the purposes of voting or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed not to be a “Lender” and such Lender’s Commitment shall be deemed to be zero. This Section shall remain effective with respect to such Lender until (x) the Obligations under this Agreement shall have been declared or shall have become immediately due and payable, (y) the non-Defaulting Lenders, Agent, and Borrower shall have waived such Defaulting Lender’s default in writing, or (z) the Defaulting Lender makes its Pro Rata Share of the applicable Advance or Guaranteed Advance and pays to Agent all amounts owing by Defaulting Lender in respect thereof. The operation of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, to relieve or excuse the performance by such Defaulting Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by Borrower of its duties and obligations hereunder to Agent or to the Lenders other than such Defaulting Lender. Any such failure to fund by any Defaulting Lender shall constitute a material breach by such Defaulting Lender of this Agreement and shall entitle Borrower at its option, upon written notice to Agent, to arrange for a substitute Lender to assume the Commitment of such Defaulting Lender, such substitute Lender to be reasonably acceptable to Agent. In connection with the arrangement of such a substitute Lender, the Defaulting Lender shall have no right to refuse to be replaced hereunder, and agrees to execute and deliver a completed form of Assignment and Acceptance in favor of the substitute Lender (and agrees that it shall be deemed to have executed and delivered such document if it fails to do so) subject only to being repaid its share of the outstanding Obligations (other than Bank Product Obligations, but including an assumption of its Pro Rata Share of the Letters of Credit) without any premium or penalty of any kind whatsoever; provided, however, that any such assumption of the Commitment of such Defaulting Lender shall not be deemed to constitute a waiver of any of the Lender Groups’ or Borrower’s rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.”

(q) Section 2.3(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(e) Settlement. It is agreed that each Lender’s funded portion of the Advances and Guaranteed Advances is intended by the Lenders to equal, at all times, such Lender’s Pro Rata Share of the outstanding Advances and Guaranteed Advances. Such agreement notwithstanding, Agent, Swing Lender, and the other Lenders agree (which agreement shall not be for the benefit of Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among the Lenders as to the Advances, the Guaranteed Advances, the Swing Loans, and the Protective Advances shall take place on a periodic basis in accordance with the following provisions:

(i) Agent shall request settlement (“Settlement”) with the Lenders on a weekly basis, or on a more frequent basis if so determined by Agent (1) on behalf of Swing Lender, with respect to the outstanding Swing Loans, (2) for itself, with respect to the outstanding Protective Advances, and (3) with respect to Borrower’s or its Subsidiaries’ Collections or payments received, as to each by notifying the Lenders by telecopy, telephone, or other similar form of transmission, of such requested Settlement, no later than 5:00 p.m. (Massachusetts time) on the Business Day immediately prior to the date of such requested Settlement (the date of such requested Settlement being the “Settlement Date”). Such notice of a Settlement Date shall include a summary statement of the amount of outstanding Advances, Guaranteed Advances, Swing Loans, and Protective Advances for the period since the prior Settlement Date. Subject to the terms and conditions contained herein (including Section 2.3(c)(iii)): (w) if a Lender’s balance of the Advances (including Swing Loans and Protective Advances) exceeds such Lender’s Pro Rata Share of the Advances (including Swing Loans and Protective Advances) as of a Settlement Date, then Agent shall, by no later than 3:00 p.m. (Massachusetts time) on the Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Protective Advances), (x) if a Lender’s balance of the Advances (including Swing Loans and Protective Advances) is less than such Lender’s Pro Rata Share of the Advances (including Swing Loans and Protective Advances) as of a Settlement Date, such Lender shall no later than 3:00 p.m. (Massachusetts time) on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Advances (including Swing Loans and Protective Advances), (y) if a Lender’s balance of the Guaranteed Advances exceeds such Lender’s Pro Rata Share of the Guaranteed Advances as of a Settlement Date, then Agent shall, by no later than 3:00 p.m. (Massachusetts time) on the

Settlement Date, transfer in immediately available funds to a Deposit Account of such Lender (as such Lender may designate), an amount such that each such Lender shall, upon receipt of such amount, have as of the Settlement Date, its Pro Rata Share of the Guaranteed Advances, and (z) if a Lender’s balance of the Guaranteed Advances is less than such Lender’s Pro Rata Share of the Guaranteed Advances as of a Settlement Date, such Lender shall no later than 3:00 p.m. (Massachusetts time) on the Settlement Date transfer in immediately available funds to Agent’s Account, an amount such that each such Lender shall, upon transfer of such amount, have as of the Settlement Date, its Pro Rata Share of the Guaranteed Advances. Such amounts made available to Agent under clause (x) of the immediately preceding sentence shall be applied against the amounts of the applicable Swing Loans or Protective Advances and, together with the portion of such Swing Loans or Protective Advances representing Swing Lender’s Pro Rata Share thereof, shall constitute Advances of such Lenders. If any such amount is not made available to Agent by any Lender on the Settlement Date applicable thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender together with interest thereon at the Defaulting Lender Rate.

(ii) In determining whether a Lender’s balance of the Advances, Guaranteed Advances, Swing Loans, and Protective Advances is less than, equal to, or greater than such Lender’s Pro Rata Share of the Advances, Guaranteed Advances, Swing Loans, and Protective Advances as of a Settlement Date, Agent shall, as part of the relevant Settlement, apply to such balance the portion of payments actually received in good funds by Agent with respect to principal, interest, fees payable by Borrower and allocable to the Lenders hereunder, and proceeds of Collateral.

(iii) Between Settlement Dates, Agent, to the extent Protective Advances or Swing Loans are outstanding, may pay over to Agent or Swing Lender, as applicable, any Collections or payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to the Protective Advances or Swing Loans. Between Settlement Dates, Agent, to the extent no Protective Advances or Swing Loans are outstanding, may pay over to Swing Lender any Collections or payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances, for application to Swing Lender’s Pro Rata Share of the Advances. If, as of any Settlement Date, Collections or payments of Parent or its Subsidiaries received since the then immediately preceding Settlement Date have been applied to Swing Lender’s Pro Rata Share of the Advances other than to Swing Loans, as provided for in the previous sentence, Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders, to be applied to the outstanding Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Advances. During the period between Settlement Dates, Swing Lender with respect to Swing Loans, Agent with respect to Protective Advances, and each Lender (subject to the effect of agreements between Agent and individual Lenders) with respect to the Guaranteed Advances and the Advances other than Swing Loans and Protective Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.”

(r) Section 2.3(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(f) Notation. Agent, as a non-fiduciary agent for Borrower, shall maintain a register showing the principal amount of the Guaranteed Advances and the Advances owing to each Lender, including the Swing Loans owing to Swing Lender, and Protective Advances owing to Agent, and the interests therein of each Lender, from time to time and such register shall, absent manifest error, conclusively be presumed to be correct and accurate.”

(s) Section 2.3(g) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(g) Lenders’ Failure to Perform. All Guaranteed Advances and Advances (other than Swing Loans and Protective Advances) shall be made by the Lenders contemporaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Advance, Guaranteed Advance, or other extension of credit hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligations hereunder, and (ii) no failure by any Lender to perform its obligations hereunder shall excuse any other Lender from its obligations hereunder.”

(t) The last sentence of Section 2.4(b)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Unless otherwise required by Wells Fargo’s or WFF’s agreements with EXIM Bank, all payments to be made hereunder by Borrower shall be remitted to Agent and all (subject to Section 2.4(b)(iv) and Section 2.4(e)) such payments, and all proceeds of Collateral received by Agent, shall be applied, so long as no Application Event has occurred and is continuing, first, to reduce the balance of the Advances outstanding, second, to reduce the balance of the EXIM Advances outstanding, third, to reduce the balance of any Guaranteed Advances or interest with respect thereto, and, thereafter, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.”

(u) Section 2.4(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) At any time that an Application Event has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows unless otherwise required by Wells Fargo’s or WFF’s agreements with EXIM Bank:

(A) first, to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to Agent under the Loan Documents, until paid in full,

(B) second, to pay any fees or premiums then due to Agent under the Loan Documents until paid in full,

(C) third, to pay interest due in respect of all Protective Advances until paid in full,

(D) fourth, to pay the principal of all Protective Advances until paid in full,

(E) fifth, ratably to pay any Lender Group Expenses (including cost or expense reimbursements) or indemnities then due to any of the Lenders under the Loan Documents, until paid in full,

(F) sixth, ratably to pay any fees or premiums then due to any of the Lenders under the Loan Documents until paid in full,

(G) seventh, ratably to pay interest due in respect of the Advances (other than Protective Advances), and the Swing Loans until paid in full,

(H) eighth, ratably (i) to pay the principal of all Swing Loans until paid in full, (ii) to pay the principal of all other Advances until paid in full, (iii) to Agent, to be held by Agent, for the benefit of Issuing Lender (and for the ratable benefit of each of the Lenders that have an obligation to pay to Agent, for the account of the Issuing Lender, a share of each Letter of Credit Disbursement), as cash collateral in an amount up to 105% of the Letter of Credit Usage, and (iv) to the Bank Product Providers on account of all amounts then due and payable in respect of Bank Products, with any balance to be paid to Agent, to be held by Agent, for the benefit of the Bank Product Providers, as cash collateral in an amount up to the amount the Bank Product Providers reasonably determine to be the credit exposure of Parent and its Subsidiaries in respect of Bank Products,

(I) ninth, to pay any other Obligations (other than any Guaranteed Advances or any interest in respect thereto),

(J) tenth, to pay any EXIM Obligations until paid in full,

(K) eleventh, to pay interest due in respect of the Guaranteed Advances until paid in full,

(L) twelfth, to pay the principal of all Guaranteed Advances until paid in full, and

(M) thirteenth, to Borrower (to be wired to the Designated Account) or such other Person entitled thereto under applicable law.”

(v) The first sentence of Section 2.4(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“The Revolver Commitments and Guaranteed Revolver Commitments shall terminate on the Maturity Date.”

(w) Section 2.4(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Optional Prepayments. Borrower may prepay the principal of any Advance at any time in whole or in part. Borrower may prepay the principal of any Guaranteed Advance so long as both before and after giving effect to any such prepayment: (i) Excess Availability is greater than $15,000,000, and (ii) the Loan Parties believe in good faith that they shall have projected Excess Availability at all times for the 30 day period immediately after making such prepayment, as evidenced by written projections, in form and substance satisfactory to Agent, delivered to Agent prior to such prepayment, of no less than $15,000,000.”

(x) Section 2.4(f)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(ii) Each prepayment pursuant to Section 2.4(e)(ii), 2.4(e)(iii), 2.4(e)(iv), or 2.4(e)(v) above shall (A) so long as no Application Event shall have occurred and be continuing, be applied, unless otherwise required by Wells Fargo’s or WFF’s agreements with EXIM Bank, first, to the outstanding principal amount of the Advances (with a corresponding permanent reduction in the Eligible Equipment Sublimit (applied pro rata over future scheduled reductions) if such prepayment is made pursuant to Section 2.4(e)(ii), but no reduction in the Maximum Revolver Amount), until paid in full, second, to cash collateralize the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage (with a corresponding permanent reduction in the Eligible Equipment Sublimit (applied pro rata over future scheduled reductions) if such prepayment is made pursuant to Section 2.4(e)(ii), but no reduction in the Maximum Revolver Amount), third to the outstanding EXIM Advances, and fourth to the outstanding Guaranteed Advances and interest with respect thereto, and (B) if an Application Event shall have occurred and be continuing, be applied in the manner set forth in Section 2.4(b)(ii). It is hereby understood and agreed that, notwithstanding anything contained in this Agreement or in the EXIM Credit Agreement to the contrary, the proceeds of Collateral constituting Export-Related Accounts shall be applied first to the EXIM Obligations, in accordance with the agreements between Wells Fargo or WFF and EXIM Bank.”

(y) Section 2.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“2.5 Overadvances. If, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to Section 2.1 or Section 2.11 is greater than any of the limitations set forth in Section 2.1 or Section 2.11, as applicable (an “Overadvance”), Borrower shall promptly, but in any event, within 1 Business Day of the initial occurrence of an Overadvance pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). If, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender Group pursuant to Section 2.2 is greater than any of the limitations set forth in Section 2.2, as applicable (a “Guaranteed Overadvance”), Borrower shall promptly, but in any event, within 1 Business Day of the initial occurrence of a Guaranteed Overadvance pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). Borrower promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full on the Maturity Date or, if earlier, on the date on which the Obligations are declared due and payable pursuant to the terms of this Agreement.”

(z) Section 2.6(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Letter of Credit Fee. Borrower shall pay Agent (for the ratable benefit of the Lenders with a Revolver Commitment, subject to any agreements between Agent and individual Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.11(e)) which shall accrue at a per annum rate equal to the LIBOR Rate Margin applicable to Advances times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.”

(aa) Section 2.6(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(d) Payment. Except to the extent provided to the contrary in Section 2.10 or Section 2.12(a), interest, Letter of Credit fees, all other fees payable hereunder or under any of the other Loan Documents, and all costs, expenses, and Lender Group Expenses payable hereunder or under any of the other Loan Documents shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrower hereby authorizes Agent, from time to time without prior notice to Borrower, to charge all interest, Letter of Credit fees, and all other fees payable hereunder or under any of the other Loan Documents (in each case, as and when due and payable), all costs, expenses, and Lender Group Expenses payable hereunder or under any of the other Loan Documents (in each case, as and when incurred), all charges, commissions, fees, and costs provided for in Section 2.11(e) (as and when accrued or incurred), all fees and costs provided for in Section 2.10 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document (including any amounts due and payable to the Bank Product Providers in respect of Bank Products) to the Loan Account, which amounts thereafter shall constitute Advances, or, in Agent’s sole discretion after a Default or Event of Default has occurred and is continuing, Guaranteed Advances hereunder and shall accrue interest at the rate then applicable to Advances or Guaranteed Advances, as applicable, that are Base Rate Loans. Any interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document not paid when due shall be compounded by being charged to the Loan Account and shall thereafter constitute Advances or, in Agent’s sole discretion after a Default or Event of Default has occurred and is continuing, Guaranteed Advances hereunder and shall accrue interest at the rate then applicable to Advances or Guaranteed Advances, as applicable, that are Base Rate Loans; provided, however, that any interest, fees, costs, expenses, Lender Group Expenses, or other amounts payable hereunder or under any other Loan Document not paid when due and which are on account of or related to the Guaranteed Advances shall be compounded by being charged to the Loan Account and shall thereafter constitute Guaranteed Advances or, in Agent’s sole discretion, Advances hereunder and shall accrue interest at the rate then applicable to Advances or Guaranteed Advances, as applicable, that are Base Rate Loans.”

(bb) Section 2.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“2.8 Designated Account. Agent is authorized to make the Advances and Guaranteed Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person or, without instructions, if pursuant to Section 2.6(d). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances and Guaranteed Advances requested by Borrower and made by Agent or the Lenders hereunder. Unless otherwise agreed by Agent and Borrower, any Advance, Guaranteed Advance or Swing Loan requested by Borrower and made by Agent or the Lenders hereunder shall be made to the Designated Account.”

(cc) The first sentence of Section 2.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Agent shall maintain an account on its books in the name of Borrower (the “Loan Account”) on which Borrower will be charged with all Advances (including Protective Advances and Swing Loans) and Guaranteed Advances made by Agent, Swing Lender, or the Lenders to Borrower or for Borrower’s account, the Letters of Credit issued or made by Issuing Lender for Borrower’s account, and with all other payment Obligations hereunder or under the other Loan Documents (except for Bank Product Obligations), including, accrued interest, fees and expenses, and Lender Group Expenses.”

(dd) Section 2.11(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(f) If by reason of (i) any change after the Closing Date in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Issuing Lender, any other member of the Lender Group, or Underlying Issuer with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

(i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued or caused to be issued hereunder or hereby, or

(ii) there shall be imposed on the Issuing Lender, any other member of the Lender Group, or Underlying Issuer any other condition regarding any Letter of Credit or Reimbursement Undertaking,

and the result of the foregoing is to increase, directly or indirectly, the cost to the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer of issuing, making, guaranteeing, or maintaining any Reimbursement Undertaking or Letter of Credit or to reduce the amount receivable in respect thereof, then, and in any such case, Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower, and Borrower shall pay within 30 days after demand therefor, such amounts as Agent may specify to be necessary to compensate the Issuing Lender, any other member of the Lender Group, or an Underlying Issuer for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Advances that are Base Rate Loans hereunder; provided, however, that Borrower shall not be required to provide any compensation pursuant to this Section 2.12(f) for any such amounts incurred more than 180 days prior to the date on which the demand for payment is first made to Borrower; provided further, however, that if an event or circumstance giving rise to such amounts is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. The determination by Agent of any amount due pursuant to this Section 2.12(f), as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.”

(ee) Section 2.12(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(a) Interest and Interest Payment Dates. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the “LIBOR Option”) to have interest on all or a portion of the Advances or Guaranteed Advances be charged (whether at the time when made (unless otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon continuation of a LIBOR Rate Loan as a LIBOR Rate Loan) at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto; (ii) the date on which all or any portion of the Obligations are accelerated pursuant to the terms hereof, or (iii) the date on which this Agreement is terminated pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances or Guaranteed Advances bear interest at a rate based upon the LIBOR Rate.”

(ff) Section 2.12(b)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Agent prior to 2:00 p.m. (Massachusetts time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the “LIBOR Deadline”). Notice of Borrower’s election of the LIBOR Option for a permitted portion of the Advances or Guaranteed Advances and an Interest Period pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice received by Agent before the LIBOR Deadline, or by telephonic notice received by Agent before the LIBOR Deadline (to be confirmed by delivery to Agent of a LIBOR Notice received by Agent prior to 5:00 p.m. (Massachusetts time) on the same day). Promptly upon its receipt of each such LIBOR Notice, Agent shall provide a copy thereof to each of the affected Lenders.”

(gg) The lead in to Section 3.2 of the Credit Agreement (prior to clause (a) thereof) is hereby amended and restated in its entirety to read as follows:

“3.2 Conditions Precedent to all Extensions of Credit. The obligation of the Lender Group (or any member thereof) to make any Advances or Guaranteed Advances hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:”

(hh) The first sentence of Section 3.3 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“This Agreement shall continue in full force and effect for a term ending on the date (the “Maturity Date”) that is the earlier of (a) April 30, 2014, and (b) the date on which the EXIM Commitments are terminated by Borrower or expire in accordance with the EXIM Credit Agreement (after giving effect to any extensions of the “Maturity Date” (as defined in the EXIM Credit Agreement)).”

(ii) The lead in to Section 4 of the Credit Agreement (prior to Section 4.1 thereof) is hereby amended and restated in its entirety to read as follows:

“4. REPRESENTATIONS AND WARRANTIES.

In order to induce the Lender Group to enter into this Agreement, each of Parent and Borrower makes the following representations and warranties to the Lender Group which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the Closing Date, and shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), as of the date of the making of each Advance, Guaranteed Advance, or other extension of credit made thereafter, as though made on and as of the date of such Advance, Guaranteed Advance, or other extension of credit (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:”

(jj) The last sentence of Section 4.23 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“The proceeds of any Advance or Guaranteed Advance will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.”

(kk) Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“6.13 Use of Proceeds. Use the proceeds of the Advances or Guaranteed Advances for any purpose other than (a) on the Closing Date, (i) to repay, in full, the outstanding principal, accrued interest, and accrued fees and expenses being repaid on the Closing Date, and (ii) to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, the EXIM Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.”

(ll) Section 8.9 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“8.9 (a) If the obligation of any Guarantor under the Guaranty is limited or terminated by operation of law or by such Guarantor, (b) if there is a Guarantor Default (as defined in any Sponsor Guaranty), or (c) if the obligation of any Sponsor Guarantor or the general partner of any Sponsor Guarantor under any Sponsor Guaranty is limited or terminated by operation of law or by any Sponsor Guarantor or any general partner of any Sponsor Guarantor.”

(nn) Section 9.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“9.1 Rights and Remedies. Upon the occurrence and during the continuation of an Event of Default, Agent may, and, at the instruction of the Required Lenders, shall, in each case by written notice to Borrower and in addition to any other rights or remedies provided for hereunder or under any other Loan Document or by applicable law, do any one or more of the following on behalf of the Lender Group:

(a) declare the Obligations, whether evidenced by this Agreement or by any of the other Loan Documents immediately due and payable, whereupon the same shall become and be immediately due and payable, without presentment, demand, protest, or further notice or other requirements of any kind, all of which are hereby expressly waived by Borrower; and

(b) declare the Revolver Commitments terminated, whereupon the Revolver Commitments shall immediately be terminated together with any obligation of any Lender hereunder to make Advances and the obligation of the Issuing Lender to issue Letters of Credit; and

(c) declare the Guaranteed Revolver Commitments terminated, whereupon the Guaranteed Revolver Commitments shall immediately be terminated together with any obligation of any Lender hereunder to make Guaranteed Advances.

The foregoing to the contrary notwithstanding, upon the occurrence of any Event of Default described in Section 8.4 or Section 8.5, in addition to the remedies set forth above, without any notice to Borrower or any other Person or any act by the Lender Group, the Commitments shall automatically terminate and the Obligations then outstanding, together with all accrued and unpaid interest thereon and all fees and all other amounts due under this Agreement and the other Loan Documents, shall automatically and immediately become due and payable, without presentment, demand, protest, or notice of any kind, all of which are expressly waived by Parent and Borrower.”

(oo) The last sentence of Section 13.1(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Notwithstanding anything herein to the contrary: (A) no Lender may assign any of its Commitments unless substantially contemporaneously with such assignment, such Lender assigns its EXIM Commitments to the same Assignee to which such Lender assigns its Commitments hereunder such that after giving effect to all such assignments, the percentages of such Lender’s and such Assignee’s Commitments to the aggregate amount of all Commitments equal the percentages of such Lender’s and such Assignee’s EXIM Commitments to the aggregate amount of all EXIM Commitments, respectively; (B) no Lender may assign any of its Revolver Commitment unless substantially contemporaneously with such assignment, such Lender assigns its Guaranteed Revolver Commitment to the same Assignee to which such Lender assigns its Revolver Commitment hereunder such that after giving effect to all such assignments, the percentages of such Lender’s and such Assignee’s Revolver Commitments to the aggregate amount of all Revolver Commitments equal the percentages of such Lender’s and such Assignee’s Guaranteed Revolver Commitments to the aggregate amount of all Guaranteed Revolver Commitments, respectively; and (C) no Lender may assign any of its Guaranteed Revolver Commitment unless substantially contemporaneously with such assignment, such Lender assigns its Revolver Commitment to the same Assignee to which such Lender assigns its Guaranteed Revolver Commitment hereunder such that after giving effect to all such assignments, the percentages of such Lender’s and such Assignee’s Guaranteed Revolver Commitments to the aggregate amount of all Guaranteed Revolver Commitments equal the percentages of such Lender’s and such Assignee’s Revolver Commitments to the aggregate amount of all Revolver Commitments, respectively.”

(pp) Section 14.1(a)(viii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(viii) other than in connection with a merger, liquidation, dissolution or sale of such Person expressly permitted by the terms hereof or the other Loan Documents, release Borrower, any Sponsor Guarantor, or any Guarantor from any obligation for the payment of money or consent to the assignment or transfer by Borrower, any Sponsor Guarantor, or any Guarantor of any of its rights or duties under this Agreement or the other Loan Documents,”

(qq) Section 14.1(a)(xi) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(xi) change the definition of Borrowing Base or any of the defined terms (including the definitions of Eligible Accounts, Eligible Equipment, and Eligible Inventory) that are used in such definition to the extent that any such change results in more credit being made available to Borrower based upon the Borrowing Base, but not otherwise, or the definitions of Maximum Revolver Amount or Maximum Guaranteed Revolver Amount, or change Section 2.1(c).”

(rr) Clause (c) of the last sentence of Section 15.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c) make Advances and Guaranteed Advances, for itself or on behalf of Lenders, as provided in the Loan Documents,”

(ss) Schedule C-1 to the Credit Agreement is hereby amended and replaced with Schedule C-1 attached hereto.

2. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall not become effective until all of the following conditions precedent shall have been satisfied or waived by Agent:

(a) Amendment. Agent shall have received this Amendment fully executed in a sufficient number of counterparts for distribution to all parties.

(b) Amendment Fee. Agent shall have received a non-refundable amendment fee in the amount of Fifty Thousand Dollars ($50,000), which fee is fully earned as of, and due and payable on, the date hereof.

(c) Amendment to EXIM Credit Agreement. Agent shall have received an amendment to the EXIM Credit Agreement, in form and substance satisfactory to Agent, fully executed by Borrower and Parent (the “EXIM Amendment”).

(d) Representations and Warranties. The representations and warranties set forth herein and in the Credit Agreement (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) must be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof).

(e) Other Required Documentation. Agent shall have received all other documents and legal matters in connection with the transactions contemplated by this Amendment and such documents shall have been delivered or executed or recorded and shall be in form and substance reasonably satisfactory to Agent.

3. Representations and Warranties. Each of Borrower and Parent represents and warrants to the Agent and the Lenders as follows:

(a) Authority. Each of Borrower and Parent has the requisite corporate power and authority to execute and deliver this Amendment, and to perform its obligations hereunder and under the Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by each of Borrower and Parent of this Amendment have been duly approved by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restriction binding on any Borrower or Parent. No other corporate proceedings are necessary to consummate such transactions.

(b) Enforceability. This Amendment has been duly executed and delivered by each of Borrower and Parent. This Amendment and each Loan Document (as amended or modified hereby) is the legal, valid and binding obligation of each of Borrower and Parent, enforceable against each of Borrower and Parent in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally), and is in full force and effect.

(c) Representations and Warranties. The representations and warranties contained in each Loan Document (other than any such representations or warranties that, by their terms, are specifically made as of a date other than the date hereof) are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date hereof as though made on and as of the date hereof.

(d) No Default. No event has occurred and is continuing that constitutes a Default or Event of Default.

4. Choice of Law. The validity of this Amendment, the construction, interpretation, and enforcement hereof, and the rights of the parties hereto with respect to all matters arising hereunder or related hereto shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telefacsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

6. Reference to and Effect on the Loan Documents.

(a) Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(b) Except as specifically set forth in this Amendment, the Credit Agreement and all other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed and shall constitute the legal, valid, binding and enforceable obligations of each of Borrower and Parent to Agent and Lenders without defense, offset, claim or contribution.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

7. Ratification. Each of Borrower and Parent hereby ratify and confirm in all respects the Credit Agreement, as amended hereby, and the Loan Documents effective as of the date hereof.

8. Estoppel. To induce Agent and Lenders to enter into this Amendment and to induce Agent and Lenders to continue to make advances to Borrower under the Credit Agreement, each of Borrower and Parent hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Default or Event of Default and no right of offset, defense, counterclaim or objection in favor of either of Borrower or Parent as against Agent or any Lender with respect to the Obligations.

9. Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

10. Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11. Submission of Amendment. The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Agent or any Lender to waive any of their respective rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

STANADYNE INTERMEDIATE HOLDING CORP., a Delaware corporation

By:	/s/ Stephen S. Langin
Name:	Stephen S. Langin
Title:	Vice President, Chief Financial Officer and Secretary

STANADYNE CORPORATION, a Delaware corporation

By:	/s/ Stephen S. Langin
Name:	Stephen S. Langin
Title:	Vice President, Chief Financial Officer and Secretary

WELLS FARGO CAPITAL FINANCE, LLC, a Delaware limited liability company, as Agent and as a Lender

By	/s/ Jason P. Shanahan
Name:	Jason P. Shanahan
Title:	Vice President

SCHEDULE C-1

COMMITMENTS

Lender	Revolver Commitment[1]	Guaranteed Revolver Commitment
Wells Fargo Capital Finance, LLC	$35,000,000	$20,833,333.33
All Lenders	$35,000,000	$20,833,333.33

[1]

Notwithstanding the following, (A) the aggregate amount of the Revolver Commitment of each Lender hereunder shall be deemed to be temporarily reduced by the amount of the EXIM Commitment, proportionate to such Lender’s Pro Rata Share, and (B) the aggregate amount of the Revolver Commitments under this Agreement combined with the aggregate amount of “Revolver Commitments” (as such term is used in the EXIM Credit Agreement) shall not exceed $35,000,000.